UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2008, the stockholders of TCF Financial Corporation (“TCF”) at the 2008 annual stockholders’ meeting approved the Amended and Restated Certificate of Incorporation in order to phase out TCF’s classified Board structure and provide for the annual election of directors, to make conforming changes within the document and to make other non-substantive corrections.  The amendments were described in TCF’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 5, 2008.  Attached hereto and incorporated herein by reference as Exhibit 3(a) is a copy of the Amended and Restated Certificate of Incorporation.  On April 23, 2008, TCF filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

TCF’s Bylaws were amended and restated by TCF’s Board of Directors contingent upon stockholder approval at the 2008 annual stockholders’ meeting of the Amended and Restated Certificate of Incorporation in order to phase out TCF’s classified Board structure and to provide for the annual election of directors.  The stockholders approved the Amended and Restated Certificate of Incorporation, and therefore the Bylaws were amended on the date of the annual meeting to reflect conforming changes for the annual election of directors and to make other non-substantive corrections.  Attached hereto and incorporated herein by reference as Exhibit 3(b) is a copy of the amended and restated Bylaws.  The amendments to the Bylaws include amendments to:  (1) Article II, Section 2, to clarify the process for the annual election of directors; (2)  Article II, Section 13(a), to provide for updated references to applicable law; and (3)  Article III, Section 14(d), to correct typographical errors.

Item 9.01  Financial Statements and Exhibits

(c)          Exhibits.

Exhibit No.	Description

3(a)#	Amended and Restated Certificate of Incorporation of TCF Financial, as amended through April 23, 2008

3(b)#	Bylaws of TCF Financial Corporation, as amended and restated through April 23, 2008

#Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    April 28, 2008

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